[LETTERHEAD OF HAFT & HAFT & CO.]

     AUDITORS' REPORT TO THE SHAREHOLDERS OF "GAD" BUILDING COMPANY LIMITED

We have audited the accompanying balance sheets of "Gad" Building Company Limited ("the Company") as of December 31, 1998 and 1997, and the consolidated balance sheets as of the same dates, and the related consolidated statements of income, changes in shareholders' equity and cash flows - of the Company and the Consolidated - for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of certain subsidiaries, whose assets constitute approximately 1.0% and 3.6% of consolidated total assets as of December 31, 1998 and 1997, respectively, and whose revenues constitute approximately 1.4%, 0.8% and 100% of consolidated total revenues for the years ended December 31, 1998, 1997, and 1996, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included in respect of the aforementioned subsidiaries, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed under the Israeli Auditors' Regulations (Auditors' Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, either intentional or unintentional in nature. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared on the historical cost basis, adjusted to reflect changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel. A summary of the Company's financial statements in nominal Israeli Shekels which served as a basis for the Company's adjusted statements, is presented in Note 23.

Note 25 includes financial statements that have been prepared on the basis of accounting policies determined by PEC Israel Economic Corporation (a related party) and in accordance with its needs. For this matter, the financial statements of certain subsidiaries, whose assets constitute approximately 1.1% and 2.5% of consolidated total assets as of December 31, 1998 and 1997, respectively, and whose revenues constitute approximately 1.4%, 0.8% and 100% of consolidated total revenues for the years ended December 31, 1998, 1997, and 1996, respectively, were audited by other auditors whose reports have been furnished to us.

In our opinion, based on our audits and on the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of - the Company and the Consolidated - as of December 31, 1998 and 1997, and the results of operations, changes in shareholders' equity and cash flows of - the Company and the Consolidated - for each of the three years in the period ended December 31, 1998, in accordance with generally accepted accounting principles in Israel. Furthermore, in our opinion, the financial statements have been prepared in accordance with the Israel Securities Regulations (Preparation of Annual Financial Statements), 1993.

                                             /s/ H.H.S.L. Haft & Haft & Co.

Tel-Aviv, Israel                                 H.H.S.L. Haft & Haft & Co.
February 25, 1999                            Certified Public Accountants (Isr.)